UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2019

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 541-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $0.0001 par value per share	MOTS	The Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2019, Motus GI Holdings, Inc., (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Jaffray & Co., as representative of the several underwriters party thereto (the “Underwriters”), relating to the offering, issuance and sale of 6,666,667 shares (the “Shares”) of the Company’s common stock, par value $0.0001 (the “Common Stock”), at a price to the public of $3.00 per share (the “Offering”). The net proceeds to the Company from the Offering are expected to be approximately $18.15 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Offering is expected to close on or about July 1, 2019, subject to customary closing conditions. Pursuant to the Underwriting Agreement, the Underwriters have a 30-day option (the “Option”) to purchase up to 1,000,000 additional shares of Common Stock on the same terms as the Underwriters are purchasing the base number of shares.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-230516) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), the accompanying base prospectus, and a prospectus supplement filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein. A copy of the opinion of Lowenstein Sandler LLP relating to the legality of the issuance and sale of Shares in the Offering is attached as Exhibit 5.1 to this report.

Item 8.01. Other Events.

On June 26, 2019, the Company issued a press release announcing the launch of the Offering. On June 26, 2019, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Cautionary Note on Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including but not limited to statements related to the timing and completion of the Offering and the amount of net proceeds expected from the Offering are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks detailed from time to time in the Company’s SEC filings, including those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated by its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as well as those discussed in the preliminary prospectus supplement filed with the SEC on June 26, 2019, and the final prospectus supplement to be filed with the SEC, the documents incorporated by reference herein and therein, any related free writing prospectus, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description.
1.1	Underwriting Agreement, dated June 26, 2019, by and between Motus GI Holdings, Inc. and Piper Jaffray & Co., as representative
5.1	Opinion of Lowenstein Sandler LLP
23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)
99.1	Press release of Motus GI Holdings, Inc., dated June 26, 2019
99.2	Press release of Motus GI Holdings, Inc., dated June 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTUS GI HOLDINGS, INC.

Dated: June 27, 2019	By:	/s/ Timothy P. Moran
	Name:	Timothy P. Moran
	Title:	Chief Executive Officer

2